UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 28, 2012

Date of earliest event reported: March 28, 2012

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	333-153091	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Preliminary First Quarter 2012 Results

On March 28, 2012, MRC Global Inc. (“we” or the “Company”) announced that we expect to report the following results for each of sales, net income, Adjusted EBITDA and total indebtedness for the three months ending March 31, 2012 and as of March 31, 2012, as applicable:

•

Sales. We expect to report sales of between approximately $1.30 billion and $1.34 billion for the three months ending March 31, 2012, as compared to sales of $991.8 million for the three months ended March 31, 2011.

•

Net income. We expect to report net income of between approximately $30 million and $36 million for the three months ending March 31, 2012, as compared to a net loss of $(1.1) million for the three months ended March 31, 2011.

•

Adjusted EBITDA. We expect to report Adjusted EBITDA of between approximately $101 million and $111 million for the three months ending March 31, 2012, as compared to Adjusted EBITDA of $60 million for the three months ended March 31, 2011.

•

Total indebtedness. We expect that our total indebtedness outstanding at March 31, 2012 will be approximately $1.6 billion to $1.7 billion, as compared to $1.53 billion of total indebtedness as of December 31, 2011.

Expected results for the three months ending March 31, 2012 primarily reflect continued strength in each of the upstream, midstream and downstream sectors of our business, including strong drilling activity in North America, particularly in the shale and conventional oil regions. The results estimated above include an approximately $1.7 million write-off of deferred financing costs, which we expect to record in the three months ending March 31, 2012 in connection with the refinancing of our ABL credit facility. The expected increase in total indebtedness at March 31, 2012 primarily reflects the acquisition of OneSteel Piping Systems and working capital growth.

Management has prepared the estimates presented above in good faith based upon our internal reporting and expectations as of and for the three months ending March 31, 2012. These estimated ranges are preliminary, unaudited, subject to completion, reflect our current good faith estimates and may be revised as a result of results posted during the remainder of the quarter and management’s further review of our results. We and our auditors have not completed the normal quarterly review procedures as of and for the three months ending March 31, 2012, and there can be no assurance that our final results for this quarterly period will not differ from these estimates. Any such changes could be material. During the course of the preparation of our consolidated financial statements and related notes as of and for the three months ending March 31, 2012, we may identify items that would require us to make material adjustments to the preliminary financial information. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the three months ending March 31, 2012 are not necessarily indicative of the results to be achieved for the remainder of 2012 or any future period.

Reconciliation of Adjusted EBITDA and Net Income

We define Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, other non-recurring and non-cash charges (such as gains/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment) and plus or minus the impact of our LIFO inventory costing methodology. We present Adjusted EBITDA because it is an important measure used to determine the interest rate and commitment fee we pay under our global ABL facility. In addition, we believe it is a useful indicator of our operating performance. We believe this for the following reasons:

•

Our management uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections, as well as for determining a significant portion of the compensation of our executive officers.

•	Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense and depreciation and amortization, that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

•	Securities analysts use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.

In particular, we believe that Adjusted EBITDA is a useful indicator of our operating performance because Adjusted EBITDA measures our operating performance without regard to certain non-recurring, non-cash or transaction-related expenses.

Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA may not be comparable to similar measures that other companies report because other companies may not calculate Adjusted EBITDA in the same manner as we do. Although we use Adjusted EBITDA as a measure to assess the operating performance of our business, Adjusted EBITDA has significant limitations as an analytical tool because it excludes certain material costs. For example, it does not include interest expense, which has been a significant element of our costs. Because we use capital assets, depreciation expense is a significant element of our costs and impacts our ability to generate revenue. In addition, the omission of the amortization expense associated with intangible assets further limits the usefulness of this measure. Adjusted EBITDA also does not include the payment of certain taxes, which is also a significant element of our operations. Furthermore, Adjusted EBITDA does not account for our LIFO inventory costing methodology, and therefore, to the extent that recently purchased inventory accounts for a relatively large portion of our sales, Adjusted EBITDA may overstate our operating performance. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of our operating performance has material limitations. Because of these limitations, management does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.

The calculation of Adjusted EBITDA is consistent with the computation of Consolidated Cash Flow, as defined in the indenture governing our outstanding notes, except for the change in the LIFO reserve, which would not be an adjustment in determining Consolidated Cash Flow.

The following table reconciles Adjusted EBITDA to net income for the ranges presented above for the three months ending March 31, 2012 (estimated) and for the three months ended March 31, 2011 (actual).

	Three Months Ended March 31,
	2012 (Estimated Low)	2012 (Estimated High)	2011 (Actual)
	($ in millions)
Net income (loss)	$30.0	$36.1	$(1.1)
Income tax (benefit) expense	16.9	20.3	(0.7)
Interest expense	33.5	33.9	33.5
Depreciation and amortization	4.1	4.2	4.0
Amortization of intangibles	12.1	12.2	12.4
Change in fair value of derivative instruments	(2.1)	(1.9)	(1.9)
Share based compensation expense	1.8	1.9	1.5
Legal and consulting expenses	(1.1)	(0.9)	1.2
Increase in LIFO reserve	5.0	5.2	10.1
Other noncash expenses (1)	(0.9)	(1.3)	1.0
Deferred financing costs	1.7	1.7	—

Adjusted EBITDA	$101.0	$111.4	$60.0

(1)	For the three months ended March 31, 2012, estimated to include foreign exchange gains and losses. For the three months ended March 31, 2011, included transaction-related expenses, pre-acquisition EBITDA of Stainless Pipe & Fittings Australia Pty Ltd. and other items added back to net income pursuant to our then existing ABL credit facility.

Forward-Looking Statements

This current report contains forward-looking statements, including statements about our future sales, net income, Adjusted EBITDA and total indebtedness. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” in our annual report on Form 10-K and our registration statement on Form S-1, that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	decreases in oil and natural gas prices;

•	decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

•	increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels;

•	U.S. and international general economic conditions;

•	our ability to compete successfully with other companies in our industry;

•	the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industry sectors we serve;

•	unexpected supply shortages;

•	cost increases by our suppliers;

•	our lack of long-term contracts with most of our suppliers;

•	increases in customer, manufacturer and distributor inventory levels;

•	suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline;

•	decreases in steel prices, which could significantly lower our profit;

•	increases in steel prices, which we may be unable to pass along to our customers, which could significantly lower our profit;

•	our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes;

•	changes in our customer and product mix;

•	risks related to our customers’ credit;

•	the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits;

•	the success of our acquisition strategies;

•	our significant indebtedness;

•	the dependence on our subsidiaries for cash to meet our debt obligations;

•	changes in our credit profile;

•	decline in demand for certain of the products we distribute if import restrictions on these products are lifted;

•	environmental, health and safety laws and regulations and the interpretation or implementation thereof;

•	the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation;

•	product liability claims against us;

•	pending or future asbestos-related claims against us;

•	the potential loss of key personnel;

•	interruption in the proper functioning of our information systems;

•	loss of third-party transportation providers;

•	potential inability to obtain necessary capital;

•	risks related adverse weather events or natural disasters;

•	impairment of our goodwill or other intangible assets;

•	changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate;

•	adverse changes in political or economic conditions in the countries in which we operate;

•	exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;

•	potential increases in costs and distraction of management resulting from the requirements of being a publicly reporting company;

•	risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;

•	the operation of our Company as a “controlled company”; and

•	the limited usefulness of our historic financial statements.

Undue reliance should not be placed on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: March 28, 2012

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Corporate Secretary